UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2020

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2020 (the “Effective Date”), Veoneer Sweden AB (“VNE”), a wholly-owned subsidiary of Veoneer, Inc. (the “Company” or “Veoneer”), and Volvo Car Corporation (“VCC”) completed the previously announced separation of Zenuity AB (“Zenuity”), their 50/50 owned joint venture (the “Separation”). Zenuity was formed for the purpose of developing advanced driver assistance systems (“ADAS”) and highly automated driving systems (“AD”) functionality to the automotive market. Following the Separation, Zenuity will remain as a jointly owned holding company with the purpose of managing certain intellectual property as provided in the New JVA (as defined below). A copy of the press release announcing the completion of the Separation is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Transaction Framework Agreement

VNE, Veoneer AB, and Veoneer US, Inc., wholly-owned subsidiaries of the Company, VCC, ZTWO COMPANY AB, (“Z2Co”) and Zenuity entered into a Transaction Framework Agreement (the “Framework Agreement”) that, together with the ancillary agreements, sets forth the terms and conditions of the Separation. The Framework Agreement and the ancillary agreements addresses, among other things, the separation and division of the assets, contracts, employees and liabilities of Zenuity and related subsidiaries among the parties to achieve the Separation. As a result of the Separation, the business of Zenuity and its subsidiaries was split into two parts to allow each of Veoneer and VCC to focus more effectively on their respective strategies: (i) one initially engaging in ADAS business based on VNE’s smart cameras, owned 100% (directly or indirectly) by VNE or a wholly-owned subsidiary of VNE; and (ii) one initially engaging primarily in ADAS and AD solutions, owned 100% (directly or indirectly) by VCC or a wholly-owned subsidiary of VCC. In addition to the Framework Agreement, the parties entered into a series of asset and share transfer agreements, license agreements and other ancillary agreements to effect the Separation.

Pursuant to the Framework Agreement, as of the Effective Date, certain existing agreements that governed the operation of Zenuity prior to the Effective Date, including the Joint Venture Agreement, dated April 18, 2017 between VNE and VCC (the “Former JVA”), and certain intellectual property license agreements were terminated.

As part of the Separation, Veoneer added around 200 software engineers, located in Germany, the US and Sweden, which strengthens its software and systems team focused on the development and commercialization of ADAS software for collaborative driving. VNE and Z2Co entered into certain co-exclusive, worldwide, perpetual licenses with Zenuity to exploit intellectual property owned by Zenuity for fixed price payments due over time. VNE and VCC entered into certain direct licenses with each other to certain background intellectual property originally licensed to Zenuity upon its formation. As part of the Separation, VNE also receives around $15 million.

The foregoing summary of the Framework Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, and is incorporated herein by reference.

New Joint Venture Agreement

On the Effective Date, VNE and Z2Co entered into a new Joint Venture Agreement (the “New JVA”) to govern their relationship and respective rights and obligations with respect to Zenuity. Zenuity is 50% owned by VNE and 50% owned by Z2Co. On the Effective Date, as part of the Separation, VCC contributed all of its shares in Zenuity to Z2Co. The New JVA supersedes the Former JVA in its entirety.

As from the Effective Date, Zenuity’s purpose is limited to managing the JV Intellectual Property Rights (as defined in the New JVA) and to wind down the other activities of Zenuity as provided in the New JVA (the “Business”). Zenuity may not operate any business or activities outside the Business without the prior consent of the parties. The parties will monitor funding needs and consider additional capital injections on a case-by-case basis as the needs arise although there are no requirements that any such capital injections be made with the exception of funding the wind down.

The New JVA provides that the board of directors of Zenuity is ultimately responsible for managing the business. The board consists of four directors. Each party has the right to nominate two directors, and the chairmanship of the board will alternate between the parties every two years. At the Effective Date, the initial chairman of the board is a director nominated by VNE and shall be replaced by a Z2Co appointed chairman at the first board meeting held following the second anniversary of the Effective Date. The board is responsible for appointing a manager and a controller to oversee the daily operation of Zenuity.

The New JVA also provides for the formation of a committee comprised of one representative of each of the parties to oversee and direct the manager regarding the JV Intellectual Property Rights (the “IP Committee”). The IP Committee is responsible for any decision to be made with respect to actions related to the JV Intellectual Property Rights (the “IP Actions”), which can only be resolved by the board or implemented by the manager with the prior consent of the IP Committee. All IP Actions taken by the manager where there is unanimous consent of the IP Committee shall be equally funded by the parties (i.e., 50:50), the parties will also equally share any liability, damages or compensation arising therefrom, and Zenuity shall exclusively own any and all new intellectual property resulting therefrom. However, in the event there is not unanimous consent of the IP Committee such that one party wants to take an affirmative action with respect to an IP Action and the other party declines to participate, the New JVA sets forth the procedure for such party to take such IP Action.

Decisions by the board of Zenuity require unanimous approval of all directors participating in a meeting and decisions by shareholders require unanimous approval of representatives of both parties given at the general meeting. In the event that the board or shareholders are unable to come to a decision within 15 business days of a matter first being considered, one party may choose to refer the matter to a committee consisting of senior officers of each party for consultation and negotiation. If the committee cannot resolve the matter within 30 business days of the referral, any discussions or proposals with respect to the matter will not proceed unless required by law or obligations to a third party as provided in the New JVA.

Generally, a party may not transfer its interest in Zenuity to a third party without the prior written consent of the other party, except that both parties may transfer their interest to an affiliate or any other unaffiliated third-party person, provided that the transferring party also transfers its license agreement with Zenuity to such affiliate or person. Additionally, a party may transfer its interest in Zenuity in connection with (i) a sale of all or substantially all of its business and assets, to which the New JVA pertains, (ii) a merger with an unaffiliated third-party person, or (iii) a corporate reorganization, to the acquirer of such businesses and assets, without the prior written consent of the other party, provided that such assignee or successor is transferred and can hold the relevant license agreement pursuant to its terms and agrees in writing to be duly bound and to comply fully with the New JVA as a shareholder hereto.

If a party commits a material breach of the New JVA and does not remedy such breach within 20 business days of receiving notice of breach from the other party, the non-breaching party may request redemption of shares held by the defaulting party in accordance with the procedure set forth in the New JVA. Unless otherwise agreed by the parties, the redemption price will be at a discount to the value of the defaulting party’s shares. A party has the right to purchase shares of the other party at 100% of the value of the shares if such party is declared bankrupt or is insolvent.

The New JVA has an initial term of 20 years, and will automatically renew for consecutive 10 year terms, unless a party provides a written notice of termination at least three years prior to a renewal period.

The foregoing summary of the New JVA is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On the Effective Date, the Former JVA and certain intellectual property license agreements were terminated. The information set forth in Item 1.01 regarding the termination of the Former JVA is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Veoneer, Inc. dated July 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Veoneer, Inc. dated July 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date:  July 7, 2020